Exhibit 5.1

ELLENOFF GROSSMAN & SCHOLE LLP

1345 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10105

TELEPHONE: (212) 370-1300

FACSIMILE: (212) 370-7889

www.egsllp.com

April 16, 2026

RenovoRx, Inc.

2570 W El Camino Real, Suite 640

Mountain View, CA 94040

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to RenovoRx, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the resale by the selling stockholders listed in the prospectus included as a part of the Registration Statement (the “Selling Stockholders”) of up to an aggregate of 15,958,182 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), which is comprised of: (i) 8,438,790 shares of Common Stock (the “Shares”) held by the Selling Stockholders, (ii) 2,200,000 shares of Common Stock (the “PFW Shares”) issuable upon exercise of pre-funded warrants (the “Pre-Funded Warrants”) held by two of the Selling Stockholders and (iii) 5,319,392 shares of Common Stock (the “Milestone Warrant Shares”) issuable upon the exercise of revenue milestone warrants (the “Milestone Warrants”) held by the Selling Stockholders.

This opinion letter is furnished to you at your request to enable you to fulfill the requirements, in connection with the Registration Statement, of Item 601(b)(5) of Regulation S-K promulgated by the Commission.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below including, without limitation: (i) the Registration Statement; (ii) the Certificate of Incorporation and Bylaws of the Company, each as amended to date; (iii) the Pre-Funded Warrants and the Milestone Warrants; and (iv) records of meetings and consents of the Board of Directors of the Company provided to us by the Company. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.

Based upon and subject to the foregoing, we are of the opinion that:

1. The Shares are duly and validly issued, fully paid and non-assessable shares of Common Stock.

2. Upon due exercise of the Pre-Funded Warrants and payment to the Company of the applicable aggregate exercise price in accordance with the terms of the Pre-Funded Warrants, and when certificates or book-entry evidence of ownership for the PFW Shares have been duly executed and countersigned and delivered in accordance with and pursuant to the terms of the Pre-Funded Warrants, the PFW Shares issuable upon such exercise will be duly and validly issued, fully paid and non-assessable shares of Common Stock.

3. Upon due exercise of the Milestone Warrants and payment to the Company of the applicable aggregate exercise price in accordance with the terms of the Milestone Warrants, and when certificates or book-entry evidence of ownership for the Milestone Warrant Shares have been duly executed and countersigned and delivered in accordance with and pursuant to the terms of the Milestone Warrants, the Milestone Warrant Shares issuable upon such exercise will be duly and validly issued, fully paid and non-assessable shares of Common Stock.

The opinions expressed herein are limited solely to the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, as currently in effect. We express no opinion as to the effect of any other law of the State of Delaware or the laws, rules or regulations of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

We assume no obligation to update or supplement any of the opinion set forth herein to reflect any changes of law or fact that may occur following the date hereof.

Yours truly,

/s/ Ellenoff Grossman & Schole LLP